[SEACOR SMIT INC. LOGO]                                      PRESS RELEASE





SEACOR ANNOUNCES IPO FILING BY CHILES



HOUSTON, TEXAS
June 15, 2000


FOR IMMEDIATE RELEASE -- SEACOR SMIT Inc. (NYSE: CKH) announced today that Chiles Offshore LLC, a 55% owned subsidiary, today filed a registration statement for an initial public offering of its common stock. The registration statement indicates that proceeds from the IPO would be used by Chiles to retire indebtedness, including its outstanding senior notes, and to fund further growth and working capital.


THIS RELEASE DOES NOT CONSTITUTE AN OFFER FOR SALE OF ANY SECURITIES.

SEACOR SMIT and its subsidiaries engage in two primary activities (i) operation of a diversified fleet of marine vessels primarily dedicated to supporting offshore oil and gas exploration and development in the US Gulf of Mexico, offshore West Africa, the North Sea, Mexico, the Far East and Latin America, and
(ii) provision of environmental services domestically and internationally, including marine oil spill response, training, and consulting.


For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer of SEACOR SMIT Inc., at (713) 782-5990 or (212) 307-6633 or Dick Fagerstal, Senior Vice President and Chief Financial Officer of Chiles Offshore LLC, at (212) 621-9283.






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